UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 1, 2017

Easterly Government Properties, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-36834	47-2047728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 L Street NW, Suite 650, Washington, D.C.		20037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (202) 595-9500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Explanatory Note

On June 1, 2017, Easterly Government Properties, Inc. (the “Company”), through a wholly-owned subsidiary of its operating partnership, Easterly Government Properties LP, completed the acquisition of the Department of Veterans Affairs (VA) Ambulatory Care Center located in Loma Linda, California (“VA – Loma Linda”) for a contractual purchase price of $212.5 million from unaffiliated third parties, pursuant to a purchase and sale agreement entered into on March 10, 2017.

The acquisition of VA – Loma Linda was originally reported on a Current Report on Form 8-K, filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 5, 2017, which was amended on July 28, 2017 to provide the historical financial statements required by Item 9.01(a) of Form 8-K and the pro forma financial information required by Item 9.01(b) of Form 8-K (as previously amended, the “Original Report”).  In connection with the filing of a shelf registration statement on Form S-3, and as required by rules of the Commission, the Company hereby further amends the Original Report to update in Item 9.01(b) thereof the pro forma financial information for the year ended December 31, 2017. This Current Report on Form 8-K/A should be read in conjunction with the Original Report.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.
The following pro forma financial information for the Company are attached hereto as Exhibit 99.1 and incorporated by reference herein:
Introduction to the Unaudited Pro Forma Consolidated Financial Statements
Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2017
Notes to the Unaudited Pro Forma Consolidated Statement of Operations

(d)	Exhibits.

Exhibit	Description

99.1	Unaudited Pro Forma Consolidated Financial Statements of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERLY GOVERNMENT PROPERTIES, INC.

By:	/s/ William C. Trimble, III
Name:	William C. Trimble, III
Title:	Chief Executive Officer and President

Date: March 16, 2018

3